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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use of our report dated August 6, 1999 except as to Note 12(c), which is as of September 20, 1999 included herein and to the references to our firm under the captions "Experts" and "Selected Financial Data" in the prospectus.

                                          /s/ KPMG LLP

Mountain View, California
September 22, 1999